EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-42629), relating to the consolidated financial statements and schedules of SBE, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 2003.

/s/ BDO Seidman, LLP

San Francisco, California
January 22, 2004




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